UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 10, 2016

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On May 10, 2016, Barrett Business Services, Inc. (the “Company”), received a letter from the NASDAQ Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) stating that, because the Company failed to file its Form 10-Q for the period ended September 20, 2015, and its Form 10-K for the period ended December 31, 2015 with the Securities and Exchange Commission (the “SEC”) by May 9, 2016, the Company is non-compliant with the filing requirements of Nasdaq Listing Rule 5250(c)(1). As a result, the Company’s Common Stock is subject to suspension and delisting unless the Company requests a hearing before the Nasdaq Hearings Panel (the “Panel”) on or before May 17, 2016.

On May 12, 2016, BBSI received a letter from the Staff stating that, as the Company failed to file its Form 10-Q for the period ended March 31, 2016 with the SEC, this failure to file in accordance with Nasdaq Listing Rule 5250(c)(1) serves as an additional basis for delisting the Company’s securities.

The Company intends to request a hearing before the Panel on or before May 17, 2016. Such request will automatically stay any suspension or delisting action until June 1, 2016. In its hearing request, the Company will request a further stay of any suspension or delisting action pending the issuance of the Panel’s decision following the hearing. The Panel will notify the Company by June 1, 2016, as to whether its request for a stay of suspension or delisting action pending the hearing has been granted.

On May 16, 2016, the Company issued a press release, a copy of which is filed as Exhibit 99.1 to this report and incorporated herein by reference, disclosing the receipt of the letters from Nasdaq, as required by Nasdaq Listing Rule 5810(b).

Item 9.01 Financial Statements and Exhibits

(d)	Exhibit: The following exhibit is filed with this Form 8-K:

Exhibit 99.1	Press release dated May 16, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.

Dated: May 16, 2016	By:	/s/ Thomas J. Carley
Thomas J. Carley Interim Chief Financial Officer, Treasurer and Secretary